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                                                                    EXHIBIT A
                                                                    FORM OF NOTE

                                 (Face of Note)

                     11 1/2% Senior Note due March 15, 2007
                             CUSIP Number 681593 AE9

No.                                                            $
                                                                -----------

                             OLYMPIC FINANCIAL LTD.

promises to pay to

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or its registered assigns, the principal sum of
                                                ---------------------------
Dollars on March 15, 2007.

Interest Payment Dates:  March 15 and September 15, commencing September 15,
1997.

Record Dates:  March 1 and September 1 (whether or not a Business Day).

Dated:
        --------------------, ----
                                        OLYMPIC FINANCIAL LTD.
                              (SEAL)    By:
                                            -------------------------------
                                        By:
                                            -------------------------------

Trustee's Certificate of Authentication:

This is one of the Notes referred
to in the within-mentioned Indenture:

Norwest Bank Minnesota, National Association, as Trustee


By:
    --------------------------
      Authorized Signature

                                 (Back of Note)

                               11 1/2% SENIOR NOTE
                               DUE MARCH 15, 2007

          Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or to its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein(1).

          Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

          1. INTEREST. Olympic Financial Ltd., a Minnesota corporation (the "COMPANY"), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below.

          The Company shall pay interest in cash on the principal amount of this Note at the rate per annum of 11 1/2%. The Company will pay interest semiannually on March 15 and September 15 of each year, commencing September 15, 1997, or if any such day is not a Business Day on the next succeeding Business Day (each an "INTEREST PAYMENT DATE").

          Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes.

          2. METHOD OF PAYMENT. Principal, premium, if any, and interest on the Notes (except defaulted interest) will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holders of Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date; provided, that all payments of principal, premium and interest with respect to the Notes the Holders of which have given valid, timely and complete wire transfer instructions to the Company and the Trustee will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders in such instructions. The Holder hereof must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may mail an interest check to a Holder's registered address.

          3. PAYING AGENT AND REGISTRAR. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder. The Company and any of its Subsidiaries may act in any such capacity.

---------------

(1) This paragraph should be included only if the Note is issued in global form.


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          4.  INDENTURE.  The Company issued the Notes pursuant to the provisions of an Indenture dated as of March 12, 1997, as supplemented by a First Supplemental Indenture dated as of March 12, 1997 (as so supplemented, the "INDENTURE"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA") as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and such act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. The Notes are general unsecured obligations of the Company. The Notes are limited to $300,000,000 in aggregate principal amount.

          5. OPTIONAL REDEMPTION. On or after March 15, 2002, the Company may redeem all or any portion of Notes upon not less than 30 nor more than 60 days' notice, as set forth in the immediately succeeding paragraph, at a redemption price (expressed in percentages of principal amount thereof), plus accrued and unpaid interest, if any, to the redemption date.

          The redemption price as a percentage of principal amount shall be as follows, if the Notes are redeemed during the twelve-month period beginning on March 15 of the following years:

                YEAR                                              PERCENTAGE
                ----                                              ----------
                2002 . . . . . . . . . . . . . . . . . . . . .      105.75%
                2003 . . . . . . . . . . . . . . . . . . . . .      103.83%
                2004 . . . . . . . . . . . . . . . . . . . . .      101.92%
                2005 and thereafter  . . . . . . . . . . . . .      100.00%


          6. MANDATORY REDEMPTION. Subject to the Company's obligation to make an offer to repurchase Notes under certain circumstances pursuant to Sections 509 and 510 of the Indenture (as described in paragraph 7 below), the Company shall have no mandatory redemption or sinking fund obligations with respect to the Notes.

          7. REPURCHASE AT OPTION OF HOLDER. (i) If there is a Change of Control, the Company shall be required to offer to purchase on the Change of Control Payment Date all outstanding Notes at 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Change of Control Payment Date. Within ten days following any Change of Control, the Company shall mail a notice to each Holder. Each Holder may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

          (ii) If the Company or a Restricted Subsidiary consummates an Asset Sale, the Company or Restricted Subsidiary, as applicable, may apply the Net Proceeds therefrom (a) to permanently reduce Senior Indebtedness (other than the Notes or obligations of a Special Purpose Entity) of the Company or of any Restricted Subsidiary, or (b) to (i) an Investment (other than in Receivables that, at the time of purchase, are not Eligible Receivables), or (ii) the purchase of Receivables that are, at the time of purchase, Eligible Receivables (including payment of Dealer Participations), or (iii) the making of any capital expenditure, or (iv) the acquisition of any other tangible assets, in each case, in or with respect to a Permitted Business. Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary may temporarily reduce the principal obligations outstanding under any Warehouse Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not so applied or invested will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be


                                       A-3
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purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase. Notwithstanding the foregoing, if any Excess Spread or interest therein is sold or otherwise conveyed or disposed of in an Asset Sale and, immediately thereafter, Finance Income Receivable relating to the remaining aggregate Excess Spread not sold, conveyed or disposed of pursuant to such transaction (the "Remaining Finance Income Receivable") would be less than Minimum Finance Income Receivable, the Company shall be required to make an Asset Sale Offer in the amount by which the Remaining Finance Income Receivable is less than Minimum Finance Income Receivable (the "FIR Offer Amount"), without regard to the application of the Net Proceeds of such sale by the Company pursuant to clause (a) or (b) above; PROVIDED, that any Asset Sale Offer made pursuant to this sentence shall be at an offer price of 101% of the principal amount of the Notes plus accrued and unpaid interest thereon to the date of the purchase. The Company shall mail a notice to each Holder when it is required to make an Asset Sale Offer. Holders may elect to have such Notes purchased by competing the form entitled "Option of Holder to Elect Purchase" appearing below.

          8. REDEMPTION OF NOTES. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notes may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

          9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons, and in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before the date of the mailing of a notice of redemption.

          10. PERSONS DEEMED OWNERS. Prior to due presentment to the Trustee for registration of the transfer of this Note, the Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Person in whose name this Note is registered as its absolute owner for the purpose of receiving payment of principal of, premium, if any, and interest on this Note and for all other purposes whatsoever, whether or not this Note is overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

          11. AMENDMENT, SUPPLEMENT AND WAIVERS. Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

          Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or


                                       A-4
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change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than pursuant to the provisions of Sections 509 and 510 of the Indenture), (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes, (vii) waive a redemption payment with respect to any Note (other than a payment required pursuant to Sections 509 or 510 of the Indenture), or
(viii) make any change in the foregoing amendment and waiver provisions.

          Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of
Section 163(f) of the Code, or in a manner such that uncertificated Notes are described in Section 163(f)(2)(B) of the Code), to provide for the assumption of the Company's obligations to Holders of the Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the Indenture under the TIA.

          12. DEFAULTS AND REMEDIES. Events of Default under the Indenture include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes; (iii) failure by the Company to comply with the provisions of Sections 509, 510, 511, 512, 513, 517 or 601 of the Indenture; (iv) failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries; and (viii) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be invalid or unenforceable or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor shall deny or disaffirm its obligations under its Subsidiary Guarantee.

          The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.


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          The above description of Events of Default and remedies is qualified by reference, and subject in its entirety, to the more complete description thereof contained in the Indenture, which may be amended from time to time in accordance with the terms of the Indenture.

          13. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to pay, among other things, dividends or make other distributions, incur additional indebtedness and issue preferred stock, create certain liens, create or suffer to exist encumbrances on the ability of the Restricted Subsidiaries to pay dividends and make distributions, enter into certain mergers and consolidations, sell assets and enter into certain transactions with affiliates.

          14. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may deal with the Company or its Affiliates, as if it were not Trustee.

          15. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS. No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

     Olympic Financial Ltd.
     7825 Washington Avenue South
     Minneapolis, MN 55439-2435
     Attention:  Secretary


                                       A-6
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                                 ASSIGNMENT FORM


     To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

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                  (Insert assignee's soc. sec. or tax I.D. no.)

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              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        --------------------------------------------------------
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

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Date:
      ------------------
                              Your Signature:
                                             -----------------------------------
                              (Sign exactly as your name appears on the face of
                               this Note)

Signature Guarantee.*











-----------------

*Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).


                                       A-7
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                       OPTION OF HOLDER TO ELECT PURCHASE


     If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 509 or Section 510 of the Indenture, check the appropriate box:

     / / Section 509               / / Section 510
         (Change of Control)           (Asset Sale)

     If you want to have only part of the Note purchased by the Company pursuant to Section 509 or 510 of the Indenture, state the amount you elect to have purchased:

$
  ---------------

Date:
      -----------

                              Your Signature:
                                             -----------------------------------
                              (Sign exactly as your name appears on the face of
                               this Note)

Signature Guarantee.*









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*Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).


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